LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
      KNOW ALL BY THESE PRESENTS, that the undersigned
hereby makes, constitutes and appoints each of Richard DiIorio, Gregory Schulte and Jeanie Latz, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
      (1) seek, obtain or maintain filing codes with the United States Securities and Exchange Commission, including submission of Form ID;
      (2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of InfuSystem Holdings, Inc., a Delaware corporation (the "Company"), with the United
States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the
"Exchange Act");
      (3) seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information
on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such
release of information; and
      (4) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
      (1) this Limited Power of Attorney authorizes, but
does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
      (2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
      (3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any
liability of the undersigned for   any failure to comply with
such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
      (4) this Limited Power of Attorney does not relieve
the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section
16 of the Exchange Act.
      The undersigned hereby gives and grants the
foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
      This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact. This Limited
Power of Attorney shall be governed by, and construed in accordance with, the laws of the state of Delaware, excluding its conflicts of laws principles.
       IN WITNESS WHEREOF, the undersigned has caused this
Limited Power of Attorney to be executed as of this   2nd day
of October, 2018.
  	/s/ Gregg O. Lehman

	Print Name:  Gregg O. Lehman